Exhibit (e)(x) under Form N1-A
                                              Exhibit 10 under Item 601/Reg. S-K

                                    AGREEMENT
                                       for
                            TRANSFER AGENCY SERVICES

     AGREEMENT made as of July 1, 2004, by and between MTB GROUP OF FUNDS, having its principal office and place of business in Pittsburgh, Pennsylvania ("Investment Company"), on behalf of its portfolios now existing or hereafter created, as identified on Exhibit 1 hereto as the same may be amended from time to time (each a "Fund" and collectively the "Funds"), and BOSTON FINANCIAL DATA SERVICES, INC., a Massachusetts corporation, having its principal office and place of business at 2 Heritage Drive, North Quincy, Massachusetts, 02171 on behalf of itself and its subsidiaries (the "BFDS").

     WHEREAS, the Investment Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), with authorized and issued shares of capital stock ("Shares");

     WHEREAS, the Investment Company desires to appoint BFDS as its transfer agent and dividend disbursing agent to provide it with transfer agency services (as herein defined) and agent in connection with certain other activities, and BFDS desires to accept such appointment; and

     NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION ONE: Transfer Agency Services.

Article 1.  Terms of Appointment.

     Subject to the terms and conditions set forth in this Agreement, the Investment Company hereby appoints BFDS to act as, and BFDS agrees to act as, transfer agent and dividend disbursing agent for each Fund's Shares, and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of any Fund ("Shareholder(s)"), including without limitation any periodic investment plan or periodic withdrawal program. BFDS shall be held to a standard of reasonable care in carrying out the provisions of this Section One.

Article 2.  Duties of BFDS.

     BFDS shall perform the following services in accordance with Proper Instructions as may be provided from time to time by the Investment Company as to any Fund:

    A.   Purchases

     (1) BFDS shall receive orders and payment for the purchase of shares and promptly deliver payment and appropriate documentation therefor to the custodian of the relevant Fund, (the "Custodian"). BFDS shall notify the Fund and the Custodian on a daily basis of the total amount of orders and payments so delivered.

     (2) Pursuant to purchase orders and in accordance with the Fund's current Prospectus, BFDS shall compute and issue the appropriate number of Shares of each Fund and/or any classes of shares issued by any Fund ("Classes") and hold such Shares in the appropriate Shareholder accounts.

     (3) In the event that any check or other order for the purchase of Shares of the Fund and/or Class is returned unpaid for any reason, BFDS shall debit the Share account of the Shareholder by the number of Shares that had been credited to its account upon receipt of the check or other order, promptly mail a debit advice to the Shareholder, and notify the Investment Company of its action. In the event that the amount paid for such Shares exceeds proceeds of the redemption of such Shares plus the amount of any dividends paid with respect to such Shares, the Investment Company or its distributor will reimburse BFDS on the amount of such excess.

    B.   Distribution

     (1) Upon notification by the Funds of the declaration of any distribution to Shareholders, BFDS shall act as Dividend Disbursing Agent for the Funds in accordance with the provisions of its governing document and the then-current prospectus and statement of additional information ("Prospectus") of the Fund. BFDS shall prepare and mail or credit income, capital gain, or any other payments to Shareholders. As the Dividend Disbursing Agent, BFDS shall, on or before the payment date of any such distribution, notify the Custodian of the estimated amount required to pay any portion of said distribution which is payable in cash and request the Custodian to make available sufficient funds for the cash amount to be paid out. BFDS shall reconcile the amounts so requested and the amounts actually received with the Custodian on a daily basis. If a Shareholder is entitled to receive additional Shares by virtue of any such distribution or dividend, appropriate credits shall be made to the Shareholder's account; and

     (2)  BFDS shall  maintain  records  of account  for each Fund and Class and
          advise  the   Investment   Company,   each  Fund  and  Class  and  its
          Shareholders as to the foregoing.

    C.   Redemptions and Transfers

     (1) BFDS shall receive redemption requests and redemption directions and, if such redemption requests comply with the procedures as may be described in the Fund Prospectus or set forth in Proper Instructions, deliver the appropriate instructions therefor to the Custodian. BFDS shall notify the Funds on a daily basis of the total amount of redemption requests processed and monies paid to BFDS by the Custodian for redemptions.

     (2) At the appropriate time upon receiving redemption proceeds from the Custodian with respect to any redemption, BFDS shall pay or cause to be paid the redemption proceeds in the manner instructed by the redeeming Shareholders, pursuant to procedures described in the then-current Prospectus of the Fund.

     (3) If any certificate returned for redemption or other request for redemption does not comply with the procedures for redemption approved by the Fund, BFDS shall promptly notify the Shareholder of such fact, together with the reason therefor, and shall effect such redemption at the price applicable to the date and time of receipt of documents complying with said procedures.

     (4) BFDS shall effect transfers of Shares by the registered owners thereof.

     (5) BFDS shall identify and process abandoned accounts and uncashed checks for state escheat requirements on an annual basis and report such actions to the Fund.

    D.   Recordkeeping

     (1) BFDS shall record the issuance of Shares of each Fund, and/or Class, and maintain pursuant to applicable rules of the Securities and Exchange Commission ("SEC") a record of the total number of Shares of the Fund and/or Class which are authorized, based upon data provided to it by the Fund, and issued and outstanding. BFDS shall also provide the Fund on a regular basis or upon reasonable request with the total number of Shares which are authorized and issued and outstanding, but shall have no obligation when recording the issuance of Shares, except as otherwise set forth herein, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Funds.

     (2) BFDS shall establish and maintain records pursuant to applicable rules of the SEC relating to the services to be performed hereunder in the form and manner as agreed to by the Investment Company or the Fund to include a record for each Shareholder's account of the following:

          (a) Name, address and tax identification number (and whether such number has been certified);

          (b)  Number of Shares held;

          (c) Historical information regarding the account, including dividends paid and date and price for all transactions;

          (d)  Any stop or restraining order placed against the account;

          (e) Information with respect to withholding in the case of a foreign account or an account for which withholding is required by the Internal Revenue Code;

          (f) Any dividend reinvestment order, plan application, dividend address and correspondence relating to the current maintenance of the account;

          (g) Certificate numbers and denominations for any Shareholder holding certificates;

          (h) Any information required in order for BFDS to perform the calculations contemplated or required by this Agreement.

     (3) BFDS shall preserve any such records required to be maintained pursuant to the rules of the SEC for the periods prescribed in said rules as specifically noted below. Such records shall include, but not be limited to records required by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder, pertaining to the Transfer Agency Services performed by it and not otherwise created and maintained by another party pursuant to contract with the Investment Company. Where applicable, such records shall be maintained by BFDS for the periods and in the places required by Rule 31a-2 under the 1940 Act. The books and records pertaining to the Investment Company that are in the possession of BFDS shall be the property of the Investment Company. Such record retention shall be at the expense of BFDS, and such records may be inspected by the Fund at reasonable times. BFDS may, at its option at any time, and shall forthwith upon the Fund's demand, turn over to the Fund and cease to retain in BFDS's files, records and documents created and maintained by BFDS pursuant to this Agreement, which are no longer needed by BFDS in performance of its services or for its protection. If not so turned over to the Fund, such records and documents will be retained by BFDS for six years from the year of creation, during the first two of which such documents will be in readily accessible form. At the end of the six-year period, such records and documents will either be turned over to the Fund or destroyed in accordance with Proper Instructions.

    E.   Confirmations/Reports

     (1)  BFDS shall furnish to the Fund periodically the following information:

          (a)  A copy of the transaction register;

          (b)  Dividend and reinvestment blotters;

          (c) The total number of Shares issued and outstanding in each state for "blue sky" purposes as determined according to Proper Instructions delivered from time to time by the Fund to BFDS;

          (d) Shareholder lists and statistical information; (e) Payments to third parties relating to distribution agreements, allocations of sales loads, redemption fees, or other transaction- or sales-related payments;

          (f)  Such other information as may be agreed upon from time to time.

     (2) BFDS shall prepare in the appropriate form, file with the Internal Revenue Service and appropriate state agencies, and, if required, mail to Shareholders, such notices for reporting dividends and distributions paid as are required to be so filed and mailed and shall withhold such sums as are required to be withheld under applicable federal and state income tax laws, rules and regulations.

     (3) In addition to and not in lieu of the services set forth above, BFDS shall:

          (a) Perform all of the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, mailing Shareholder reports and Prospectuses to current Shareholders, withholding taxes on accounts subject to back-up or other withholding (including non-resident alien accounts), preparing and filing reports on U.S. Treasury Department Form 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information; and

          (b) provide a system that will enable the Fund to monitor the total number of Shares of each Fund (and/or Class) sold in each state ("blue sky reporting"). The Fund shall by Proper Instructions (i) identify to BFDS those transactions and assets to be treated as exempt from the blue sky reporting for each state and (ii) verify the classification of transactions for each state on the system prior to activation and thereafter monitor the daily activity for each state. The responsibility of BFDS for each Fund's (and/or Class's) state blue sky registration status is limited solely to the recording of the initial classification of transactions or accounts with regard to blue sky compliance and the reporting of such transactions and accounts to the Fund as provided above.

    F.   Other Duties

     (1) BFDS shall answer correspondence from Shareholders relating to their Share accounts and such other correspondence as may from time to time be addressed to BFDS;

     (2) BFDS shall prepare Shareholder meeting lists, mail proxy cards and other material supplied to it by the Fund in connection with Shareholder meetings of each Fund; receive, examine and tabulate returned proxies, and certify the vote of the Shareholders;

     (3) BFDS shall establish and maintain facilities and procedures for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

     The foregoing, along with any additional services that BFDS shall agree in writing to perform for the Investment Company under this Section One, shall hereafter be referred to as "Transfer Agency Services."

Article 3.  Duties of the Investment Company.

    A.   Compliance

     The Investment Company or Fund assume full responsibility for the preparation, contents and distribution of their own and/or their classes' Prospectus and for complying with all applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the 1940 Act and any laws, rules and regulations of government authorities having jurisdiction.

    B.   Distributions

     The Fund shall promptly inform BFDS of the declaration of any dividend or distribution on account of any Fund's shares.

Article 4.  Compensation and Expenses.

    A.   Annual Fee

     For performance by BFDS pursuant to Section One of this Agreement, the Investment Company and/or the Fund agree to pay BFDS an annual maintenance fee for each Shareholder account as agreed upon between the parties and as may be added to or amended from time to time. Such fee may be changed from time to time subject to written agreement between the Investment Company and BFDS. Pursuant to information in the Fund Prospectus or other information or instructions from the Fund, BFDS may sub-divide any Fund into Classes or other sub-components for recordkeeping purposes.

    B.   Reimbursements

     Unless otherwise agreed in writing between the parties, BFDS will bear reasonable out-of-pocket expenses associated with performing its Transfer Agency Services. Any other non-routine expenses (reasonable or otherwise) incurred by BFDS at the request or with the consent of the Investment Company and/or the Fund that are not normally associated with performing Transfer Agency Services, will be reimbursed by the appropriate Fund.

    C.   Payment

     The compensation and out-of-pocket expenses shall be accrued daily by the Fund and shall be paid to BFDS no less frequently than monthly, and shall be paid daily upon request of BFDS. BFDS will maintain detailed information about the compensation and out-of-pocket expenses by Fund and Class.

    D. Any amendments or adjustments to the schedule of compensation agreed to hereunder shall be dated and signed by a duly authorized officer of the Investment Company and/or the Funds and a duly authorized officer of BFDS.

SECTION TWO:  General Provisions.

Article 5.  Proper Instructions.

     As used throughout this Agreement, a "Proper Instruction" means a writing signed or initialed by one or more person or persons as the Investment Company's Board of Trustees ("Board") shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be deemed to be Proper Instructions if (a) BFDS reasonably believes them to have been given by a person previously authorized in Proper Instructions to give such instructions with respect to the transaction involved, and (b) the Investment Company, or the Fund, and BFDS promptly cause such oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Investment Company, or the Fund, and BFDS are satisfied that such procedures afford adequate safeguards for the Fund's assets. Proper Instructions may only be amended in writing.

Article 6.  Assignment.

     Except as provided below, neither this Agreement nor any of the rights or obligations under this Agreement may be assigned by either party without the written consent of the other party.

     A. Either party may assign all of or a substantial portion of its business to a successor, or to a party controlling, controlled by, or under common control with such party upon prior written notice. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

     B. BFDS may without further consent on the part of the Investment Company subcontract for the performance of Transfer Agency Services with such other provider of services duly registered as a transfer agent under
          Section 17A(c)(1) as BFDS shall select, provided that BFDS provides prior written notice to the Investment Company . BFDS shall be fully responsible to the Investment Company for the acts and omissions of this subcontractor as it is for its own acts and omissions.

     C. BFDS shall upon instruction from the Investment Company subcontract for the performance of services under this Agreement with an Agent selected by the Investment Company, other than as described in B. above; provided, however, that BFDS shall in no way be responsible for the acts and omissions of the Agent.

Article 7.  Documents.

    A. In connection with the appointment of BFDS under this Agreement, the Investment Company shall file with BFDS the following documents:

     (1) A copy of the Declaration of Trust and By-Laws of the Investment Company and all amendments thereto ("Charter Documents");

     (2) A copy of the resolution of the Board of the Investment Company authorizing this Agreement;

     (3) Printed documentation from the recordkeeping system representing any outstanding Share certificates of the Investment Company or the Funds;

     (4)  All  account   application  forms  and  other  documents  relating  to
          Shareholders accounts; and

     (5)  A copy of the current Prospectus for each Fund.

    B. The Fund will also furnish from time to time the following documents:

     (1) Each resolution of the Board of the Investment Company authorizing the original issuance of each Fund's, and/or Class's Shares;

     (2) Each Registration Statement filed with the SEC and amendments thereof, including prospectuses and statements of additional information as amended from time to time, and orders relating thereto in effect with respect to the sale of Shares of any Fund, and/or Class;

         (3) A certified copy of each amendment to the governing document and the By-Laws of the Investment Company;

         (4) Certified copies of each vote of the Board authorizing officers to give Proper Instructions to the Custodian and agents for fund accountant, and shareholder recordkeeping or transfer agency services; and

         (5) Such other certifications, documents or opinions that BFDS may, in its discretion, deem necessary or appropriate in the proper performance of its duties.

Article 8.  Representations and Warranties.

    A. Representations and Warranties of BFDS

         BFDS represents and warrants to the Fund that:

         (1) it is a corporation duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts;

         (2) it is duly qualified to carry on its business in each jurisdiction where the nature of its business requires such qualification;

         (3) it is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

         (4) all requisite corporate proceedings have been taken to authorize it to enter into and perform its obligations under this Agreement;

         (5) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement;

         (6) it is in compliance with federal securities law requirements and in good standing as a registered transfer agent; and

    B. Representations and Warranties of the Investment Company

         The Investment Company represents and warrants to BFDS that:

         (1) It is an investment company duly organized and existing and in good standing under the laws of its state of organization;

         (2) It is empowered under applicable laws and by its Charter Documents to enter into and perform its obligations under this Agreement;

         (3) All corporate proceedings required by said Charter Documents have been taken to authorize it to enter into and perform its obligations under this Agreement;

         (4) The Investment Company is an open-end investment company registered under the 1940 Act; and

         (5) A registration statement under the 1933 Act will be effective, and appropriate authorizations for state securities law filings have been made and will continue to be made, with respect to all Shares of each Fund being offered for sale.

Article 9.  Indemnification.

    A.   Indemnification by Investment Company

         BFDS shall not be responsible for and the Investment Company or Fund shall indemnify and hold BFDS, including its officers, directors, trustees, shareholders and their agents, employees and affiliates, harmless against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:

         (1) The acts or omissions of any Custodian, Fund Accountant, Adviser, Sub-adviser, administrator other than BFDS, or other party contracted by or approved by the Investment Company or Fund,

         (2) The reliance on or use by BFDS or its agents or subcontractors of information, records and documents in proper form which

                 (a) are received by BFDS or its agents or subcontractors and furnished to it by or on behalf of the Fund, its Shareholders or investors regarding the purchase, redemption or transfer of Shares and Shareholder account information;

                 (b) are received by BFDS or its agents or subcontractors from Advisers, Sub-advisers, administrator other than BFDS, or other third parties contracted by or approved by the Investment Company or the Fund for use in the performance of services under this Agreement; or

                 (c) have been prepared and/or maintained by the Fund or its affiliates or any other person or firm on behalf of the Investment Company.

         (3) The reliance on, or the carrying out by BFDS or its agents or subcontractors of Proper Instructions of the Investment Company or the Fund.

         (4) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

                 Provided, however, that BFDS shall not be protected by this
                 Article 9.A. from liability for any act or omission resulting from BFDS's willful misfeasance, bad faith, negligence, or reckless disregard of its duties.

    B.   Reliance

         At any time BFDS may apply to any officer of the Investment Company or Fund for instructions, and may consult with legal counsel (who may be counsel for the Investment Company) with respect to any matter arising in connection with the services to be performed by BFDS under this Agreement, and BFDS and its agents or subcontractors shall not be liable and shall be indemnified by the Investment Company or the appropriate Fund for any action reasonably taken or omitted by it in good faith reliance upon such instructions or upon the opinion of such counsel, provided such action is not in violation of applicable federal or state laws or regulations. BFDS, its agents and subcontractors shall be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Investment Company or the Fund, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

    C.   Notification

         In order that the indemnification provisions contained in this Agreement shall apply, however, it is understood that the party seeking indemnification ("Claimant") will use all reasonable care to promptly identify and notify the party against whom indemnification is sought ("Indemnifier") concerning any situation which presents or appears likely to present the probability of a claim for indemnification, and shall advise the Indemnifier of all pertinent facts and developments concerning the situation in question. The Indemnifier shall have the option to defend the Claimant against any claim which may be the subject of this indemnification. In the event that the Indemnifier so elects, it will so notify the Claimant and thereupon the Indemnifier shall take over complete defense of the claim, and the Claimant shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Agreement. The Claimant shall in no case confess any claim or make any compromise in any case in which the Indemnifier will be asked to indemnify the Claimant, except with the Indemnifier's prior written consent.

Article 10.  Term and Termination of Agreement.

    This Agreement shall be effective from the date signed above and shall continue through September 30, 2005 ("Initial Term"). Thereafter, the Agreement will continue for consecutive 12-month terms (a "Renewal Term") unless one party receives written notice of termination from the other party no less than 120 days prior to the expiration of the Initial Term or a Renewal Term. The termination date for all original or after-added Funds that are, or become, a party to this Agreement shall be coterminous.

    In addition, each party reserves the right to immediately terminate this Agreement upon the giving of written notice in the event of: the dissolution or liquidation of either party or other cessation of business other than a reorganization or recapitalization of such party as an ongoing business; financial difficulties on the part of either party which is evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent, or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors; or a final, unappealable judicial, regulatory or administrative ruling or order in which either party has been found guilty of criminal behavior in the conduct of its business.

    Should the Investment Company exercise its rights to terminate, all reasonable out-of-pocket expenses associated with the movement of records and materials will be borne by the Investment Company or the appropriate Fund. Additionally, BFDS reserves the right to charge for any other reasonable expenses associated with such termination. The provisions of Article 9 shall survive the termination of this Agreement.

Article 11.  Amendment.

    This Agreement may be amended or modified only by a written agreement executed by both parties.

Article 12.  Interpretive and Additional Provisions.

    In connection with the operation of this Agreement, BFDS and the Investment Company may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Charter Documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

Article 13.  Governing Law.

    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Pennsylvania.

Article 14.  Notices.

    Except as otherwise specifically provided herein, Notices and other writings delivered or mailed postage prepaid to the Investment Company at 5800 Corporate Drive, Pittsburgh, PA 15237-7001, Attention: Secretary or to BFDS at Boston Financial Data Services, Inc., 2 Heritage Drive, North Quincy, Massachusetts 02171, Attention: Secretary, or to such other address as the Investment Company or BFDS may hereafter specify, shall be deemed to have been properly delivered or given hereunder to the respective address.

Article 15.  Counterparts.

        This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

Article 16.  Merger of Agreement.

    This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.

Article 17.  Successor Agent.

    If the Investment Company shall appoint a successor agent, BFDS shall upon termination of this Agreement deliver to such successor agent at the office of BFDS all properties of the Investment Company held by BFDS hereunder. If no such successor agent shall be appointed, BFDS shall at its office upon receipt of Proper Instructions deliver such properties in accordance with such instructions.

    In the event that no written order designating a successor agent or Proper Instructions shall have been delivered to BFDS on or before the date when such termination shall become effective, then BFDS shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $2,000,000, all properties held by BFDS under this Agreement. Thereafter, such bank or trust company shall be the successor of BFDS under this Agreement.

Article 18.  Force Majeure.

    BFDS shall have no liability for cessation of services hereunder or any damages resulting therefrom to the Fund as a result of work stoppage, power or other mechanical failure, natural disaster, governmental action, communication disruption or other impossibility of performance.

Article 19.  Severability.

    In the event any provision of this Agreement is held illegal, void or unenforceable, the balance shall remain in effect.

Article 20.  Privacy.

    A. The Fund and BFDS hereby acknowledge that the Funds may disclose shareholder nonpublic personal information ("NPI") to BFDS as agent of the Funds and solely in furtherance of fulfilling BFDS's contractual obligations under the Agreement in the ordinary course of business to support the Funds and their respective shareholders.

    B. BFDS hereby agrees to be bound to use and redisclose NPI only for the limited purpose of fulfilling its duties and obligations under the Agreement, for law enforcement and miscellaneous purposes as permitted in 17 CFR ss.ss. 248.15, or in connection with joint marketing arrangements that the Funds may establish with BFDS in accordance with the limited exception set forth in 17 CFR ss. 248.13.

    C. BFDS further represents and warrants that, in accordance with 17 CFR ss. 248.30, it has implemented, and will continue to carry out for the term of the Agreement, policies and procedures reasonably designed to:

     (1) insure the security and confidentiality of records and NPI of the customers of each of the Funds,

     (2) protect against any anticipated threats or hazards to the security or integrity of each of the Fund's customer records and NPI, and

     (3) protect against unauthorized access to or use of each of the Fund's customer records or NPI that could result in substantial harm or inconvenience to any of the Fund's customers.

    D. BFDS may redisclose Section 248.13 NPI only to: (a) the Funds and affiliated persons of the Funds ("Fund Affiliates"); (b) affiliated persons of BFDS ("BFDS Affiliates") (which in turn may disclose or use the information only to the extent permitted under the original receipt); (c) a third party not affiliated with BFDS ("Nonaffiliated Third Party") under the service and processing (ss.248.14) or miscellaneous (ss.248.15) exceptions, but only in the ordinary course of business to carry out the activity covered by the exception under which BFDS received the information in the first instance; and (d) a Nonaffiliated Third Party under the service provider and joint marketing exception (ss.248.13), provided BFDS enters into a written contract with the Nonaffiliated Third Party that prohibits the Nonaffiliated Third Party from disclosing or using the information other than to carry out the purposes for which the Funds disclosed the information in the first instance.


    E. BFDS may redisclose Section 248.14 NPI and Section 248.15 NPI to: (a) the Funds and Fund Affiliates; (b) BFDS Affiliates (which in turn may disclose the information to the same extent permitted under the original receipt); and (c) a Nonaffiliated Third Party to whom the Funds might lawfully have disclosed NPI directly.

    F. BFDS is obligated to maintain beyond the termination date of the Agreement the confidentiality of any NPI it receives from the Fund in connection with the Agreement or any joint marketing arrangement, and hereby agrees that this Article 20 shall survive such termination.


Article 21.  Anti-Money Laundering and Customer Identification Program

    A. Each Fund represent and warrant to each other Fund that it has established, and covenants that during the term of the Agreement it will maintain, a written anti-money laundering and customer identification program ("Program") in compliance with the series of rules and regulations arising out of the USA PATRIOT Act (together with such rules and regulations, the "Applicable Law") adopted by the Securities and Exchange Commission and the United States Treasury Department ("Treasury Department") "), specifically requiring certain financial institutions including the Funds, to establish a Program.

    B. The Funds hereby delegate to BFDS, the responsibility to perform or contract for the performance of, for and on behalf of the Funds, all required activities under the Funds' Program.

    C.  BFDS hereby accepts such delegation and represents and warrants that:
        (a) it has implemented, and will continue to (i) monitor the operation of, (ii) assess the effectiveness of, and (iii) modify, as appropriate or as required by Applicable Law, procedures necessary to effectuate the Program; (b) it will annually certify, in a manner acceptable to the Funds under Applicable Law, that it has implemented the Program and that it will perform or cause to be performed the customer identification and other activities required by Applicable Law and the Program; and (c) it will provide such other information and reports to the Funds' designated Compliance Officer, as may from time to time be requested, and will provide such Compliance Officer with notice of any contact by any regulatory authority with respect to the operation of the Program.

    D. BFDS does hereby covenant that: (a) it will provide to any federal examiners of the Funds such information and records relating to Program as may be requested; and (b) it will allow such examiners to inspect BFDS for purposes of examining the Program and its operation to the full extent required by Applicable Law.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.


                  MTB GROUP OF FUNDS


                       By:  /s/ Charles L. Davis, Jr.
                          ----------------------------------------------
                       Name:  Charles L. Davis, Jr.
                       Title:  Chief Executive Officer

                       BOSTON FINANCIAL DATA SERVICES, INC.


                       By:  /s/ Terry L. Metzger
                          ----------------------------------------------
                       Name: Terry L. Metzger
                       Title:  Chief Operating Officer




                                EXHIBIT 1 to the
                     Agreement for Transfer Agency Services

CONTRACT
DATE                      MTB Group of Funds
-----------------------------------------------------------------------------
July 1, 2004          MTB Balanced Fund
July 1, 2004          MTB Equity Income Fund
July 1, 2004          MTB Equity Index Fund
July 1, 2004          MTB Income Fund
July 1, 2004          MTB Intermediate-Term Bond Fund
July 1, 2004          MTB International Equity Fund
                      (formerly:  Vision International Equity Fund)
July 1, 2004          MTB Large Cap Growth Fund
                    (formerly: Vision Large Cap Growth Fund)
July 1, 2004          MTB Large Cap Growth Fund II
                   (formerly: Vision Large Cap Growth Fund II)
July 1, 2004          MTB Large Cap Stock Fund
July 1, 2004          MTB Large Cap Value Fund
                      (formerly:  Vision Large Cap Value Fund)
July 1, 2004          MTB Large Cap Value Fund II
                   (formerly: Vision Large Cap Value Fund II)
July 1, 2004          MTB Managed Allocation Fund - Aggressive Growth )
                      (formerly:  Vision Managed Allocation Fund - Aggressive Growth)
July 1, 2004          MTB Managed Allocation Fund - Conservative Growth
                      (formerly:  Vision Managed Allocation Fund - Conservative Growth)
July 1, 2004          MTB Managed Allocation Fund - Moderate Growth
                      (formerly:  Vision Managed Allocation Fund - Moderate Growth)
July 1, 2004          MTB Managed Allocation Fund - Moderate Growth II
                      (formerly:  Vision Managed Allocation Fund - Moderate Growth II)
July 1, 2004          MTB Maryland Municipal Bond Fund
July 1, 2004          MTB Mid Cap Growth Fund
July 1, 2004          MTB Mid Cap Stock Fund
                      (formerly:  Vision Mid Cap Stock Fund)
July 1, 2004          MTB Money Market Fund
                      (formerly: Vision Money Market Fund)
July 1, 2004          MTB Multi Cap Growth Fund
July 1, 2004          MTB New York Municipal Bond Fund
                      (formerly:  Vision New York Municipal Income Fund)
July 1, 2004          MTB New York Tax-Free Money Market Fund
                      (formerly:  Vision New York Tax-Free Money Market Fund)
July 1, 2004          MTB Pennsylvania Municipal Bond Fund
July 1, 2004          MTB Pennsylvania Tax Free Money Market Fund
July 1, 2004          MTB Prime Money Market Fund
                      (formerly:  Vision Institutional Prime Money Market Fund)
July 1, 2004          MTB Short Duration Government Bond Fund
                      (formerly:  Vision Institutional Limited Duration U.S. Government Fund)
July 1, 2004          MTB Short-Term Corporate Bond Fund
July 1, 2004          MTB Small Cap Growth Fund
July 1, 2004          MTB Small Cap Stock Fund
                      (formerly:  Vision Small Cap Stock Fund)
July 1, 2004          MTB Social Balanced Fund
July 1, 2004          MTB Tax Free Money Market Fund
July 1, 2004          MTB U.S. Government Bond Fund
                      (formerly:  Vision U.S. Government Securities Fund)
July 1, 2004          MTB US. Government Money Market Fund
July 1, 2004          MTB U.S. Treasury Money Market Fund
                      (formerly:  Vision Treasury Money Market Fund)



                                   SCHEDULE A
                                Fees and Expenses

        Pursuant to Article 4 of the Agreement for Transfer Agency Services for MTB Group of Funds, dated as of July 1, 2004, the transfer agency fee schedule is set forth as follows:

Annual Base Fees* - Per Cusip Charge

    ?    A Shares                                           $10,000.00
    ?    B Shares                                           $10,000.00
    ?    C Shares                                           $10,000.00
    ?    S Shares                                           $10,000.00
    ?    Institutional Shares                               $10,000.00
    ?    Institutional I Shares                             $10,000.00
    ?    Institutional II Shares                            $10,000.00
    ?    Variable Annuity Shares                            $10,000.00

Annual Account Fees* - Per Account Charge

    ?    Daily Dividend Fund                                $9.00
    ?    Non-Daily Dividend Fund                            $5.00

Out-of-Pocket Expenses**

Out-of-Pocket Expenses may include, but are not limited to, the following:

    ?    Postage (including overnight courier service)
    ?    Statement Stock
    ?    Envelopes
    ?    Telephones
    ?    Telecommunication Charges (including FAX and Dedicated Line Charges)
    ?    Travel
    ?    Forms
    ?    Supplies
    ?    Microfiche/CD Rom
    ?    Computer Access Charges
    ?    Customized Programming and Reporting
    ?    Disaster Recovery
    ?    Other as Incurred

* Fees are annualized and will be prorated on a monthly basis for billing purposes. ** Out-of-Pocket Expenses are not covered by the above fees and will be charged as incurred and billed separately.

        WITNESS the due execution hereof as of the 1st day of July, 2004.

                        MTB GROUP OF FUNDS

                        By:  /s/ Charles L. Davis, Jr.
                           -----------------------------------------------
                        Name:  Charles L. Davis, Jr.
                        Title:  Chief Executive Officer


                        BOSTON FINANCIAL DATA SERVICES, INC.


                        By:  /s/ Terry L. Metzger
                           -----------------------------------------------
                        Name:  Terry L. Metzger
                        Title:  Chief Operating Officer